EXHIBIT 99.1

Brookfield Completes Acquisition of Peakstone Realty Trust

Acquisition strengthens Brookfield’s industrial real estate platform and deepens its exposure to the industrial outdoor storage sector

NEW YORK, May 06, 2026 (GLOBE NEWSWIRE) -- Brookfield Asset Management (NYSE: BAM, TSX: BAM) (“Brookfield”) and Peakstone Realty Trust (NYSE: PKST) (“Peakstone” or the “Company”) today announced the completion of the acquisition of Peakstone by a Brookfield affiliate in an all-cash transaction.

The transaction values Peakstone at approximately $1.2 billion. Under the terms of the agreement, Peakstone shareholders received $21.00 per share in cash. Upon completion of the transaction on May 6, 2026, Peakstone’s shares no longer trade on the New York Stock Exchange and Peakstone is now a privately held company.

Peakstone’s portfolio comprises over 70 industrial assets, including industrial outdoor storage (“IOS”) and traditional industrial properties. The acquisition provides Brookfield with a scaled portfolio in a sector supported by durable demand drivers, limited institutional ownership, and increasing occupier need for well-located logistics infrastructure. These assets will be integrated into Brookfield’s global logistics platform, which spans more than 160 million square feet across over 800 properties in 19 countries.

“The completion of this acquisition marks an important milestone in strengthening Brookfield’s industrial real estate platform and deepening our exposure to the industrial outdoor storage sector,” said Lowell Baron, Chief Executive Officer of Brookfield Real Estate. “Peakstone’s management team assembled a premium portfolio that is strongly aligned with favorable long-term demand trends in logistics and IOS, and we see meaningful opportunities to enhance value by applying Brookfield’s operating expertise and capital resources across the portfolio.”

Advisors

Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC served as financial advisors to Brookfield, and Gibson, Dunn & Crutcher LLP and Thompson Hine LLP served as legal counsel.

BofA Securities, Inc. served as Peakstone’s exclusive financial advisor and Latham & Watkins LLP, O’Melveny & Myers LLP and Hogan Lovells US LLP served as legal counsel.

About Brookfield Asset Management

Brookfield Asset Management Ltd. (NYSE, TSX: BAM) is a leading global alternative asset manager, headquartered in New York, with over $1 trillion of assets under management across infrastructure, energy, private equity, real estate, and credit. We invest client capital for the long-term with a focus on real assets and essential service businesses that form the backbone of the global economy. We offer a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. We draw on Brookfield’s heritage as an owner and operator to invest for value and generate strong returns for our clients, across economic cycles.

For more information, please visit our website at www.bam.brookfield.com.

Media: Laura Montross Email: laura.montross@brookfield.com Tel: (508) 769 5942	Investor Relations: Jason Fooks Email: jason.fooks@brookfield.com Tel: (212) 417 2442

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of other relevant securities legislation, including applicable securities laws in Canada, which reflect current views with respect to, among other things, operations and financial performance (collectively, “forward-looking statements”). Forward-looking statements include statements that are predictive in nature, depend upon or refer to future results, events or conditions, and include, but are not limited to, statements which reflect management’s current estimates, beliefs and assumptions and which are in turn based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. The estimates, beliefs and assumptions of the Company are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. Forward-looking statements are typically identified by words such as “target”, “anticipate”, “believe”, “foresee”, “could”, “estimate”, “goal”, “intend”, “plan”, “seek”, “strive”, “will”, “may” and “should” and similar expressions. In particular, the forward-looking statements contained in this news release include statements referring to potential outcomes of Brookfield’s acquisition of Peakstone Realty Trust.

There can be no assurance that actual results of forward-looking statements, including but not limited to the consummation of the proposed mergers, will be those anticipated by the Company. Forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements set forth in this press release: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement contemplating the Merger (the “Merger Agreement”); the outcome of any legal proceedings that have been or may be instituted against the Company and others following announcement of the Merger Agreement; the inability to complete the proposed mergers due to the failure to satisfy the conditions to the mergers, including meeting the closing conditions more fully described in the Merger Agreement; risks that the proposed mergers disrupts current plans and operations of the Company; potential difficulties in employee retention as a result of the proposed mergers; legislative, regulatory and economic developments; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed mergers; the effect of the announcement of the proposed mergers on the Company’s relationships with tenants, operating results and business generally, changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors described in the Company’s news releases and filings with the SEC, including but not limited to those described in the Form 10-K under the heading “Risk Factors” and in the Company’s subsequent reports filed with the SEC, many of which are beyond the Company’s control. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove to be incorrect, the Company’s actual results may vary in material respects from what it may have expressed or implied by these forward-looking statements. The Company cautions that you should not place undue reliance on any of its forward-looking statements. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not guarantee that the assumptions underlying such forward-looking statements contained in this press release are free from errors. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.